Exhibit 10.1

GUARANTY

Dated as of May 15, 2007

Lessee:	Lessor:

Grace Semiconductor USA, Inc.	CIT Technologies Corporation
530 Alder Drive	2285 Franklin Road
Milpitas, CA 95035	Bloomfield Hills, MI 48302
	Telephone:	(248) 253-9000
	Fax:	(248) 339-1590

1. Lease. Capitalized terms used in this Guaranty (the “Guaranty”) which are not otherwise defined herein shall have the meanings ascribed to them in Schedule No. 004 dated as of May 15, 2007 (the “Schedule”) between Lessee and Lessor, and, as provided below, counter-signed by Guarantor subject to the terms of this Guaranty, to the Master Equipment Lease Agreement dated as of October 26, 2006 between Lessee and Lessor (“Master Lease”; the Schedule and the Master Lease, as applicable thereto, collectively, the “Lease”). The Lease provides for (a) an Initial Term commencing on Lessee’s written acceptance of the Equipment under the Lease and continuing for 36 months following June 1, 2007; and (b) Rental Payments, to be paid by Lessee, quarterly in advance, at the rate of US $382,955.00 for each quarter during the Initial Term. Copies of the Lease documents, as executed by Lessee, have been reviewed and accepted by Guarantor. Guarantor has signed a true and correct copy of the Schedule solely for purpose of acknowledging that the copy so signed is the form of the Schedule which is the subject of this Guaranty; and each reference to the Schedule in this Guaranty is substantively limited to the Schedule as so acknowledged by Guarantor, provided further that this Guaranty shall not apply to any changes in the Schedule, the Master Lease or any other agreements between Lessor and Lessee without Guarantor’s prior written consent such that Guarantor’s liability for the Guaranteed Obligations (as defined below) shall in the absence of such written consent and an amendment to this Guaranty signed by Guarantor and Lessor continue in full force with respect to the Guaranteed Obligations as they existed prior to such change).

2. Guaranty. Guarantor understands and acknowledges that the Equipment is being leased by Lessor to Lessee with the understanding that the Equipment and/or its use will be furnished by the Lessee to Grace Semiconductor Manufacturing Corporation, an exempted company corporation of the Cayman Islands (“Grace Parent”; Grace Parent is the Lessee’s parent company and is guarantying the obligations of Lessee under the Lease), and that the Equipment and/or its use will be further furnished by Grace Parent itself to Grace Parent’s subsidiary, Shanghai Grace Semiconductor Manufacturing Corporation (“Grace Shanghai”), and the Equipment will be located in Shanghai, China for the benefit of Grace Shanghai and Grace Parent and be used for production by Grace Parent/Grace Shanghai of goods under a contract with Cypress. Guarantor acknowledges that it will derive commercial benefit from Lessor’s extension of the Lease to Lessee and the giving of this Guaranty since without the benefit of this Guaranty Lessor would not be entering into the Lease, or acquiring the Equipment for lease thereunder. Accordingly, in order to induce Lessor to enter into the Lease and acquire the Equipment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor unconditionally guarantees to Lessor the full and prompt payment, observance, and performance when due of all obligations of Lessee under the Lease to pay Rental Payments (as provided in the Lease, including, without limitation as referenced in Section 5 of the Master Lease, and pursuant to the Schedule) (collectively, “Guaranteed Obligations”). Guarantor will pay any Guaranteed Obligations to Lessor within 10 days of Lessor’s written demand to Guarantor therefor (such demand, the “Demand Notice”; such period, the “Demand Period”), and Guarantor agrees to pay, and the Guaranteed Obligations shall also include, late interest accruing under the Lease to the extent, and only to the extent consistent with the following calculation: late interest accruing with respect to such Guaranteed Obligations at the rate of 9% per annum, such late interest to commence accruing after Guarantor has failed to pay any Guaranteed Obligations during the Demand Period. This Guaranty is absolute, continuing (for so long as the Guaranteed Obligations remain unsatisfied), limited only by the amount of Guaranteed Obligations, and independent, and shall not be affected, diminished or released for any reason (other than actual payment thereof), including, but not limited to, the following: (a) any invalidity or lack of enforceability of any of the Guaranteed Obligations; or (b) the absence of any attempt by the Lessor to collect any of the Guaranteed Obligations from the Lessee or Grace Parent or any other guarantor, or the absence of any other action to enforce the same; or (c) the renewal, extension, acceleration or any other change (provided any such change is approved by Guarantor and is the subject of (and referenced in) an amendment to this Guaranty signed by Guarantor and Lessor; provided, however, and in the event such change is not approved by Guarantor, or no such amendment is entered into, Guarantor’s liability for the Guaranteed Obligations shall continue as provided above with respect to the Guaranteed Obligations as they existed prior to such change) in the time for payment of, or other terms relating to the Guaranteed Obligations respecting Rental Payments coming due during the Initial Term of the Lease, or any modification, amendment, waiver, or other change of the terms of any instrument evidencing the Guaranteed Obligations, provided, however, that if any one or more events of the kind referred to in this subsection (c) shall occur, and if such event(s) shall have the effect of increasing the total dollar amount of the Guaranteed Obligations, this Guaranty shall continue in full force and effect with respect to the Guaranteed Obligations, but only to the extent of the total dollar amount the Guaranteed Obligations would have had if any such event(s) increasing the total dollar amount of the Guaranteed Obligations had not occurred; or (d) the failure by the Lessor to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral relating to the Guaranteed Obligations (including, without limitation, the Security Funds); or (e) any judicial or governmental action, including, without limitation, judicial or governmental action in the nature of any bankruptcy, receivership, insolvency or similar proceeding, that affects Lessee, the Equipment, or the Guaranteed Obligations, including, but not limited to, Lessee’s release from the Guaranteed Obligations or the rejection or disaffirmance of the Lease or any other agreement or any of the terms thereof, provided further that, for the avoidance of doubt, Lessor acknowledges that Guarantor shall not be liable for any costs or other damages associated with Lessor’s inability to recover possession of the Equipment; (f) any disability, defense or cessation of the liability of Lessee; or (g) any assignment or transfer by Lessor of any rights relating to the Guaranteed Obligations; or (h) the disallowance of all or any portion of Lessor’s claim(s) for repayment of the Guaranteed Obligations under Section 502 of Title 11 of the United States Code.

3. Waivers. Guarantor waives acceptance of this Guaranty (except that Guarantor shall have no obligation to provide the original Credit described below until it has received a counterpart of this Guaranty executed by Lessor) and diligence, presentment, or demand for payment (except for the demand provided for in Section 2 above necessary to begin the Demand Period for any Guaranteed Obligations or other notices required to be provided hereunder as specified in Section 6 as relating to any non-Guaranteed Obligations of Guarantor hereunder), notice of default or nonperformance by Lessee, and all affirmative defenses and offsets and counterclaims against Lessor (but nothing in such waiver of offsets and counterclaims shall diminish or affect such liability as Lessor may have to Guarantor from being asserted by Guarantor against Lessor in a separate action, it being the sole intent of this waiver to waive the right to assert offsets and counterclaims in any enforcement of this Guaranty against the Guarantor, and not a waiver of the underlying substantive rights Guarantor may have against Lessor), any right to the benefit of any security, and any requirement that Lessor proceed first against Lessee, Grace Parent or any other guarantor or the Security Funds or any other collateral security. Guarantor hereby waives any right to require that Lessor apply any payments or proceeds received toward satisfaction of the Guaranteed Obligations in any particular order, including any right to require Lessor to apply payments first to rent or principal, provided, however, that Guarantor shall not be liable under this Guaranty for any amounts respecting Guaranteed Obligations which are satisfied by payment from the Lessee or Grace Parent.

4. Payments. The parties agree that all payments made by Lessee, Grace Parent or Guarantor to Lessor on any of the Guaranteed Obligations will, when made, be final. If any such payment is recovered from or repaid by the Lessor, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against Lessee or Guarantor, this Guaranty shall continue to be fully applicable to the Guaranteed Obligations to the same extent as though the payment so recovered had never been originally made. If any Guaranteed Obligation is paid by Guarantor but recovered by Lessor from or repaid by the Lessee or Grace Parent, and such amounts are not applied by Lessor to any other Guaranteed Obligations arising from the Lease, Lessor agrees to return or reimburse such recovered but unapplied amounts to Guarantor. Notwithstanding anything to the contrary in the foregoing or elsewhere in this Guaranty, Guarantor understands and agrees that the Security Funds are not intended as security for the Guaranteed Obligations (or other obligations of Guarantor under this Guaranty, if any), and, therefore, if as a requirement of law, including, as a result of any action by a bankruptcy or other court Lessor is required to apply, or it otherwise determines that it needs to apply and does so apply, all or any portion of the Security Funds in satisfaction of any Guaranteed Obligations, Guarantor agrees that for purposes of this Guaranty Guarantor will remain fully liable for the Guaranteed Obligations paid out of the Security Funds and that any such payment utilizing the Security Funds shall not be considered a payment of the Guaranteed Obligation in question. For the avoidance of doubt, Guarantor waives any right, title or interest it may have in or to the Security Funds or the proceeds or benefits thereof, whether by way of subrogation, indemnity, reimbursement, contribution or otherwise, provided that no party other than Lessor or its lawful assigns shall be entitled to assert the foregoing provision (or any other provision in this Guaranty) as against Guarantor.

5. Lists of Outstanding Amounts. From time to time, but not more than once in any three month period, Guarantor may request from Lessor, in writing, directed to the Lessor’s address stated above, Attention: Lease Operations, and Lessor will promptly provide to Guarantor, a list of all Rental Payments under the Lease which have come due and remain outstanding. Any such list provided by Lessor will be binding upon Lessor, except with respect to payments recovered from or repaid by Lessor, as contemplated under Section 4 above and the collection of instruments received in respect of the Guaranteed Obligations.

6. Notices of Default and Other Notices Under the Lease; Notice of Payments Received; Notice of Default Under this Guaranty. As a courtesy and accommodation to Guarantor, but not as a condition to Guarantor’s obligations hereunder, Lessor shall endeavor to (a) provide notice to Guarantor of copies of any written notices of default given under the Lease at the same time as, or promptly following, the time it gives such notices to Lessee, (b) provide notice to Guarantor of a copy of any other notice sent under the Lease at the same time as, or promptly following, the time it gives the notice to the Lessee, (c) any notice of nonrenewal of the Credit (as defined in Section 8 below) received from the issuer thereof; and (d) confirm to Guarantor of Lessor’s receipt of any Rental Payments, promptly after such receipt, by fax or telephone, or in such other manner reasonably acceptable to Lessor as Cypress may from time to time request of Lessor, directed to Attn: Brad W. Buss, Chief Financial Officer, Cypress Semiconductor Corp., 198 Champion Ct., San Jose, CA 95134, Telephone: (408) 943-2754, Fax: (408) 943-4730, at such other address as Cypress may from time to time notify Lessee (any such confirmation, however, shall be subject to Section 4 with respect to payments recovered from or repaid by Lessor, as contemplated under Section 4 above, and the collection of instruments received in respect of the Guaranteed Obligations). Except with respect to any obligation of Guarantor to provide a Substitute Credit, as provided in Section 8 below (with respect to which the obligation to provide a Substitute Credit shall be only subject to the notice requirements, if any, provided for in Section 8), Lessor further agrees to provide Guarantor with at least 10 days written notice of Lessor’s assertion that Guarantor has any liability arising under this Guaranty or is required to take any action, during which time Guarantor shall have the right to cure such alleged liability or other breach arising under this Guaranty. For the avoidance of doubt, a Demand Notice given as provided in Section 2 shall be the one and only notice needed to be given hereunder with respect to the Guaranteed Obligations which are the subject of any such Demand Notice (including pursuant to the preceding sentence and Section 2 hereof), and the ensuing Demand Period shall be the 10 day period referred to in the preceding sentence.

7. Assignment. This Guaranty cannot be assigned by Guarantor without Lessor’s prior written consent, and it is binding upon the respective successors, and any permitted assigns of Guarantor. However, Lessor shall have the unqualified right to assign this Guaranty or any portion hereof or any benefits hereunder to any party, without the consent of or notice to Guarantor or Lessee. Lessor’s assignee shall have all of the rights, privileges and powers granted hereunder to Lessor and shall have the right to rely upon this Guaranty.

8. Letter of Credit.

(a) Guarantor agrees to obtain, as a condition precedent to Lessor’s obligations under the Lease, an irrevocable letter of credit (the “Credit”) from such issuer and in an initial amount of not less than $3,598,633.00 and in such form as is consistent with the terms of this Guaranty and as is reasonably acceptable to Lessor. The Credit shall be unconditional and remain in full force and effect for the entire Initial Term of the Schedule identified in Section 1 above, provided that Guarantor shall upon at least 30 days prior written notice to Lessor be entitled to replace any existing letter of credit with a substitute irrevocable letter of credit (“Substitute Credit”) in such form as is consistent with the terms of this Guaranty, and in Lessor’s reasonable opinion, substantively identical in all respects to the Credit as then in effect (including, without limitation, providing for an available amount equal to the then currently available amount under the Credit and, if such substitute letter of credit provides for a transfer fee, the transfer fee does not exceed the transfer fee that would be in effect under the Credit originally accepted by Lessor hereunder), and is from an issuer reasonably acceptable to Lessor. Any such Substitute Credit, once issued and in the possession of Lessor, shall become the only Credit on which Lessor shall make any subsequently initiated draws. Any proceeds of the Credit shall be applied by Lessor: (i) only to Guaranteed Obligations under this Guaranty, and (ii) only following the giving of a Demand Notice and the expiration of the Demand Period with respect thereto. Lessor will only be entitled to draw upon the Credit only to the extent of the foregoing or, if it shall have received a notice of nonrenewal from the issuer of the Credit, Lessor will be entitled to draw up to the entire available amount of the Credit, but only to the extent of the total of the Guaranteed Obligations then outstanding, and the extent of any other outstanding obligations of Guarantor under this Guaranty, and to the extent of any Guaranteed Obligations which are not due which are to come due, provided further that in the event of such a notice of nonrenewal Lessor shall not draw on the Credit if Guarantor has within 30 days of Lessor’s receipt of the notice of nonrenewal replaced the existing letter of credit with a Substitute Credit as provided above .

If, for any reason, whether or not in breach of this Guaranty or in compliance with this Guaranty, Lessor (or its lawful assignees or transferees) draw on the Credit for any sums exceeding the amounts then due by Guarantor for obligations under this Guaranty (such amounts so drawn in breach of this Guaranty to the extent they have not from time to time been applied to Guaranteed Obligations hereunder or paid to Guarantor hereunder, the “Excess Amounts”), Lessor agrees (A) to pay interest on such Excess Amounts at the 3-Month Treasury Constant Maturity rate as described in Federal Reserve Statistical Release H.15 – Selected Interest Rates (available, for example, at http://www.federalreserve.gov/Releases/H15/data.htm and, specifically, http://www.federalreserve.gov/Releases/H15/data/Weekly_Friday_/H15_TCMNOM_M3.txt which, by way of further example, reflects a rate of 4.99% for the week ending December 8, 2006), or any successor publication of the US Federal Reserve System, as from time to time existing at and after such time(s) that such draws are made, the rate reported for the last day of each complete week to apply for the entire preceding week, and (B) to pay such Excess Amounts and such accrued interest to Guarantor as follows: (1) in full at such time as the Guaranteed Obligations have been paid in full, (2) in full at such time that

Guarantor provides a Substitute Credit in such form as is consistent with the terms of this Guaranty, and in Lessor’s reasonable opinion, substantively identical in all respects to the original Credit (including, without limitation, providing for an available amount equal to the amount that would have been available under the original Credit at the time the Substitute Credit is issued had Lessor (or its lawful assignees or transferees) not drawn on the original Credit and, if such Substitute Credit provides for a transfer fee, the transfer fee does not exceed the transfer fee that was in effect under the original Credit), and such Substitute Credit is from an issuer reasonably acceptable to Lessor; (3) if at any time the Excess Amounts plus accrued interest therein plus the amounts then available under the Credit exceed the amount that would have otherwise been available under the Credit if the Excess Amounts then outstanding had not been drawn under the Credit (and no subsequent conditions had existed that would have allowed a draw of any portion of such Excess Amounts or otherwise permitted Lessor to notify the issuer of the Credit to cease further reductions), and the quarterly reductions had thus continued to occur under the terms of the Credit (the “Putatively Scheduled Reductions”), Lessor shall upon demand of Guarantor immediately pay Guarantor the Excess Amounts and accrued interest thereon to the extent the actual amount available under the Credit exceeds the amount that would have been available under the Credit had the Putatively Scheduled Reductions (as in effect on the date of Guarantor’s demand) taken place, or (4) as is subsequently agreed-to in writing by the parties hereto or ordered by a court of competent jurisdiction as referenced in Section 11 below (provided, however, that this reference to such order shall not be considered an agreement or stipulation thereto by Lessor). Any Excess Amounts and accrued interest shall be considered a general obligation of Lessor and, for the avoidance of doubt, not the property of Guarantor and not property held in held in trust for the benefit of Guarantor. For the further avoidance of doubt, Lessor shall have no obligations with respect to such Excess Amounts or accrued interest except as expressly provided for in this Guaranty, and, without limiting the generality of the foregoing, Lessor need not keep any Excess Amounts or accrued interest in a separate account or otherwise segregate any Excess Amounts or accrued interest from its general assets and obligations (it being the express agreement of the parties that in exchange for Lessor’s obligation to pay interest on the Excess Amounts as provided above Lessor shall have the full benefit and use of the Excess Amounts and accrued interest, which it may invest, reinvest, or not invest, all as Lessor may see fit in its absolute discretion, without having to account to Guarantor for the same). Any Excess Amounts and accrued interest shall be applied by Lessor only to Guaranteed Obligations under this Guaranty, and only following the giving of a Demand Notice and the expiration of the Demand Period with respect thereto.

The parties agree that their fundamental agreement and intent hereunder is that the Guaranteed Obligations be at all times unconditionally secured by full access to the funds intended to be available under the Credit (as originally contemplated hereby) even following any breach hereunder by Lessor. Accordingly, the parties agree that no payment of the Excess Amounts shall be paid to Guarantor except to the extent provided in clauses (1) through (3) above and that any court in determining remedies for the breach by Lessor hereunder shall not order payment of such amounts over to Guarantor except consistent with clauses (1) through (3) above but, rather, shall consider alternative remedies consistent with the parties’ intent, including, without limitation, maintaining the Excess Amounts and accrued interest thereon which are not required to be paid to Guarantor under any of clauses (1) through (3) above in a separate account such that Lessor shall have the full benefit thereof without condition or contingency—other than the conditions provided in this Guaranty that the Guaranteed Obligations shall not have been actually paid, that a Demand Notice shall be given as provided above, and that the ensuing Demand Period shall have expired. For the avoidance of doubt, as stated in clause (2) above, nothing in this paragraph shall prevent Guarantor from being entitled to immediate payment of the Excess Amounts if and when Guarantor provides a Substitute Credit in such form as is consistent with the terms of this Guaranty, and in Lessor’s reasonable opinion, substantively identical in all respects to the original Credit (including, without limitation, providing for an available amount equal to the amount that would have been available under the original Credit at the time the Substitute Credit is issued had Lessor (or its lawful assignees or transferees) not drawn on the original Credit and, if such Substitute Credit provides for a transfer fee, the transfer fee does not exceed the transfer fee that was in effect under the original Credit), and such Substitute Credit is from an issuer reasonably acceptable to Lessor.

(b) Subject to Section 6 above and the terms of this subsection 8(b), Guarantor shall, from time to time, upon notice and demand and at the sole expense of Lessor or such other person who as Assignee of Lessor may be the then current beneficiary of the Credit (as the case may be, “Beneficiary”), either (i) cause the issuer of the Credit to consent to the transfer of the Credit to such person as Beneficiary may determine, or (ii) cause the issuer of the Credit or another issuer reasonably acceptable to Lessor and Beneficiary to issue a Substitute Credit in the name of such further Assignee of Lessor as Beneficiary may determine. Lessor shall be solely responsible for, or, at Guarantor’s option Lessor or Beneficiary shall reimburse Guarantor for, any fees anticipated to be charged by the issuer for the transfer of a Credit or issuance of a replacement Credit. Subject to the foregoing, the parties’ obligations under this section are absolute and, except for the requirement that an original Credit be surrendered to the issuer for amendment (in the case of a transfer) or cancellation (in the case of the issuance of a replacement Credit), unconditional. Guarantor acknowledges and agrees that in connection with any transaction between the Beneficiary and an Assignee of the Beneficiary, the Beneficiary may elect to hold the Credit in trust for its Assignee on such terms as the Beneficiary and such Assignee may agree.

(c) Only the following events shall be considered defaults by Guarantor under this Guaranty and entitle Lessor to draw upon the Credit: (i) Guarantor fails to make any payment of a Guaranteed Obligation required under this Guaranty within the Demand Period specified above or any other amount that Guarantor is required to pay under this Guaranty within 10 days of written demand from Lessor for the applicable payment, (ii) Guarantor makes an assignment for the benefit of creditors, or becomes insolvent, or is the subject of a petition or proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency, or receivership law, or Guarantor seeks to effectuate a bulk sale of its inventory, equipment, or assets, or any action is taken with a view to Guarantor’s termination or the termination of its business, and, if any of the foregoing events is not voluntary, it continues for 60 days, or (iii) notice is given by the issuer of the Credit that the Credit is not being renewed and Guarantor has not within 30 days of Lessor’s receipt of the issuer’s notice of nonrenewal replaced the existing letter of credit with a Substitute Credit (Guarantor agrees that it will arrange with the issuer of the Credit to directly provide to Guarantor any notice of nonrenewal given by the issuer and that Lessor’s endeavoring to provide Guarantor with a copy of the nonrenewal notice or the fact of the nonrenewal shall be as a courtesy and accommodation to Guarantor and not as a condition to any of Guarantor’s obligations hereunder).

(d) The amount available under the Credit shall decline according to a schedule mutually acceptable to Lessor and Guarantor providing for quarterly reductions proportionately relating to (but less than) the amount of Rental Payments scheduled to come due from Lessee during the Initial Term of the Lease. If, pursuant to the terms of this Guaranty, Guarantor is required but fails to make any Rental Payment for or on behalf of Lessee within the Demand Period specified in Section 1, Lessor may notify the issuer of the Credit that the amount available under the Credit shall stop declining and shall remain fixed for the duration of the Initial Term at the amount then available under the Credit.

9. Limitation of Liability. Guarantor’s liability shall be limited to the explicit terms of this Guaranty, and shall in no event exceed the liability of the Guaranteed Obligations and Guarantor’s other obligations hereunder, if any.

10. Default by Lessee/Assignment: If there is an “Event of Default” under the Lease actually known to Lessor, Guarantor shall have the option of undertaking either of the following (but Guarantor shall in no event have any obligation under the following unless, in the case of clause (1) it actually does purchase the Lease and the Equipment from Lessor on such terms, or, in the case of clause (2) it gives the writing contemplated by subclause (A) of clause (2)):

(1)	to purchase the Lease and the Equipment from Lessor, AS-IS, WHERE-IS (except that Lessor will warrant no liens, claims, or encumbrances by, through, or under Lessor), for a purchase price equal to (a) the amount of all outstanding obligations of Lessee under the Lease (whether or not those obligations are Guaranteed Obligations hereunder) on and as of the date of purchase, (b) the amount of Lessor’s net investment in the Lease and the Equipment on and as of the date of the purchase as certified by Lessor to Guarantor, (c) the assumption by Guarantor, in form reasonably satisfactory to Lessor, of all of Lessor’s obligations under the Lease, including, without limitation, Lessor’s expressed and implied obligations of good faith and fair dealing and covenant of quiet enjoyment and obligations relating to the Security Funds, and in connection with such assumption, Guarantor will, prospectively, indemnify, defend, and hold harmless Lessor from and against any Claims arising under or in connection with the Lease or Equipment or Security Funds, (d) any sales/use taxes relating to any of the foregoing. Upon the date of purchase and Lessor’s receipt of all of the foregoing, Lessor shall transfer the Lease and the Equipment to Guarantor by bill of sale and the Security Funds to Guarantor by business check; or

(2)	if (A) Guarantor agrees in a subsequent writing to cause Lessee to fully cure all Events of Default under the Lease then actually known to Lessor and assume all liability of Lessee under the Lease respecting such Event of Default, and (B) Guarantor subsequently does in fact cause a full cure of such Events of Default, then Lessor shall agree to assign to Guarantor, and reasonably cooperate with Guarantor, at Guarantor’s expense, in enforcing, such rights under the Lease as are reasonably necessary for Guarantor to recover from Lessee (or Grace Parent under any guaranty issued by Grace Parent) Guarantor’s out-of-pocket costs in causing such cure, including, without limitation, legal expenses and other expenses of enforcement, and any late interest accruing under the Lease in connection therewith; provided, however, that for the avoidance of doubt the foregoing assignment shall NOT be considered a general right of subrogation or general assignment of the right to enforce any other remedies under the Lease, and under no circumstances shall Guarantor under this clause (2) have the right to terminate the Lease, to accelerate or recover Rental Payments or declare due or recover any portion or all of the Lessor’s Return, to gain possession of or take any action with respect to the Equipment, to recover damages (other than reimbursement for such out-of-pocket costs themselves) suffered by Lessor as a result of such Events of Default, or to have any rights whatsoever in or to the Security Funds.

11. Miscellaneous. In the event of any default or material breach by Guarantor under this Guaranty, Guarantor agrees to pay all costs and expenses, including, without limitation, all court costs and legal fees and expenses incurred by Lessor in connection with the enforcement of this Guaranty; in the event of any legal action between Lessor and Guarantor, the prevailing party shall be entitled to payment from the other party of all court costs and legal fees and expenses incurred by the prevailing party in connection with such action. Lessor’s and Guarantor’s addresses in this Guaranty are their addresses for notice and may be changed upon 10 days’ prior written notice, provided further that any notices to Guarantor shall be sent to the attention of the person signing for Guarantor below with an additional copy sent separately to the attention of the Chief Financial Officer at the same address of Guarantor. All notices and/or demands shall be in writing and shall be effective three (3) days after the date of mailing by US mail, postage prepaid, certified or registered, return receipt requested, or on the next business day after being sent by confirming fax receipt of which has been acknowledged by the recipient. This document contains the entire agreement of the parties concerning the guarantee of the Guaranteed Obligations by Guarantor, and may not be amended or modified except by a writing signed by Guarantor and Lessor. This is a continuing Guaranty and shall not be revoked or terminated by the Guarantor so long as any of the Guaranteed Obligations remains unpaid. This Guaranty shall be governed by the internal laws (as opposed to conflicts of law provisions) of the State of New Jersey. If any provision of this Guaranty shall be prohibited by or invalid under that law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Guarantor consents to the jurisdiction of any local, state or federal court located within the State of New Jersey, and waives any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court.

Lessor:		Guarantor:

CIT Technologies Corporation,		Cypress Semiconductor Corporation
2285 Franklin Road		198 Champion Court
Bloomfield Hills, MI 48302		San Jose, CA 95134
Telephone:	(248) 253-9000	Telephone:	(408) 943-2600
Fax:	(248) 339-1590	Fax:	(408) 943-6839

By:	/s/ Andrew R. Feldstein	By:	/s/ Neil Weiss
Name:	Andrew R. Feldstein	Name:	Neil Weiss
Title:	Vice President and Senior Counsel	Title:	Senior Vice President, Treasurer
Date:	May 24, 2007	Date:	May 24, 2007

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